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                                  Exhibit 23b

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(212) 408-6900

                                                                       12/18/95

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut 06484

        RE: PRE-EFFECTIVE AMENDMENT NO. 3 TO FORM S-1 FILED BY AMERICAN SKANDIA LIFE ASSURANCE CORPORATION ("AMERICAN SKANDIA"), REGISTRANT REGISTRATION NO.: 33-62791
             OUR FILE NO. 74877-00101

Dear Mesdames and Messrs.:

        You have Requested us, as general counsel to American Skandia Life Assurance Corporation ("American Skandia"), to furnish you with this opinion in connection with the above-referenced registration statement by American Skandia, as Registrant, under the Securities Act of 1933, as amended, Registration Statement No. 33-62791, (the "Registration Statement") of a certain Combination Variable Annuity Contract ("Contract") that will be issued by American Skandia.

        We have made such examination of the statutes and authorities, corporate records of American Skandia, and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed.

        In our examination, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of American Skandia and others.

        Based upon the foregoing, we are of the opinion that:

        1. American Skandia is a validly existing corporation under the laws of the State of Connecticut.

        2. The form of the Contract has been duly authorized by American Skandia, and has been or will be filed in states where it is eligible for approval, and upon issuance in accordance with the laws of such jurisdictions, and with the terms of the Prospectus and the Statement of Additional Information included as part of the Registration Statement, will be valid and binding upon American Skandia.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and to the reference to our name under the heading "Legal Experts" included in the Registration Statement.

                                                Very truly yours,


                                                /s/ Werner & Kennedy
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